     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

               NIMBUS GROUP, INC. f/k/a TAKE TO AUCTION.COM, INC.
               --------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              FLORIDA                                        65-092433
  -------------------------------                     ----------------------
  (STATE OR OTHER JURISDICTION OF                        (IRS EMPLOYER
   INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

                               5555 ANGLERS AVENUE
                                    SUITE 16
                            FORT LAUDERDALE, FL 33312
                            -------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

         TAKE TO AUCTION.COM, INC. 1999 NON-QUALIFIED STOCK OPTION PLAN
         --------------------------------------------------------------
                            (Full title of the Plan)

                                 ALBERT FRIEDMAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            TAKE TO AUCTION.COM, INC.
                               5555 ANGLERS AVENUE
                                    SUITE 16
                            FORT LAUDERDALE, FL 33312
                            -------------------------
                     (Name and address of agent for service)

                                 (954) 987-0654
                                 --------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Keith Wasserstrom, Esq.
                             HOGAN & HARTSON L.L.P.
                            Barclays Financial Center
                        1111 Brickell Avenue, Suite 1900
                                 Miami, FL 33131
                                  305-459-6500

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
TITLE OF SECURITIES       AMOUNT TO BE       PROPOSED MAXIMUM            PROPOSED         AMOUNT OF
  TO BE REGISTERED         REGISTERED         OFFERING PRICE        MAXIMUM AGGREGATE     REGISTRATION
                                                PER SHARE           OFFERING PRICE(1)     FEE
------------------------------------------------------------------------------------------------------
  COMMON STOCK,
  $.001 PAR VALUE.....     2,442,857              $8.00              $6,559,745.12        $1,639.94
======================================================================================================

                                Page 1 of 6 Pages
                           Exhibit Index at Page II-6

-------------------

(1) Estimated solely for the purpose of calculating the registration fee, which was computed in accordance with Rule 457(h) on the basis of: (a) the exercise prices of currently outstanding options, including 10,000 shares at $ .40 per share; 123,383 shares at $ .50 per share; 1,225,000 shares at $1.01 per share; 157,755 shares at $1.23 per share; 14,500 shares at $4.125 per share; 652,245 shares at $7.00 per share; and 21,750 shares at $8.00 per share; and (b) the average of the high and low sale price of the Common Stock on October 11, 2001, as reported on the American Stock Exchange, with respect to the 238,224 shares of Common Stock subject to future grants of options.

           PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I will be separately sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus that meets the requirements of Section 10(a) of the Securities Act.

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

                  (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on April 2, 2001;

                  (b)      all other reports filed by the Registrant pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of fiscal year 2000; and

                  (c) the descriptions of the Registrant's Common Stock and related matters included in the Registrant's Registration Statement on Form 8-A (File No. 000-28245) filed under the Exchange Act, as amended, which incorporates by reference the information set forth under the captions "Description of Capital Stock" and "Dividend Policy" in the Registrant's Registration Statement on Form S-1 (File No. 33-91177) filed under the Act, including any amendments to such descriptions in such Registration Statement.

                  In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a),13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                  To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liability of Section 18 of the Exchange Act.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Registrant has authority under the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant's Articles of Incorporation provide that the Registrant shall indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter. The Registrant has also entered into an agreement with each of its directors and certain of its officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law. In general, Florida law permits a Florida corporation to indemnify its directors, officers, employees and agents, and persons serving at the corporation's request in such capacities for another enterprise against liabilities arising from conduct that such persons reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

                  At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS

                  See "Exhibit Index" on page II-5 below.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Act;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on October 1, 2001.

                                      NIMBUS GROUP, INC.
                                      f/k/a TAKE TO AUCTION.COM, INC.


                                      By:     /s/  Albert Friedman
                                         --------------------------------------
                                          Albert Friedman
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Albert Friedman and Mitchell H. Morgan his or her true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                        TITLE                               DATE
               ---------                                        -----                               ----
          /s/ Albert Friedman                  President and Chief                              October 1, 2001
---------------------------------------        Executive Officer
            Albert Friedman                    (principal executive officer)

          /s/ Ilia Lekach                      Chairman of the Board                            October 1, 2001
---------------------------------------
            Ilia Lekach


          /s/ Mitchell H. Morgan               Chief Financial Officer and                      October 1, 2001
---------------------------------------        Chief Operating Officer and Director
           Mitchell H. Morgan                  (principal financial officer
                                               and principal accounting officer)

          /s/ Horacio Grossman                 Director                                         October 1, 2001
---------------------------------------
            Horacio Grossman


          /s/ Jonathan Geller                  Director                                         October 1, 2001
---------------------------------------
           Jonathan Geller


          /s/ Hugo Calemczuk                   Director                                         October 1, 2001
---------------------------------------
            Hugo Calemczuk


          /s/ Miguel Cauvi                     Director                                         October 1, 2001
---------------------------------------
            Miguel Cauvi


          /s/ Alan Blaustein                   Director                                         October 1, 2001
---------------------------------------
           Alan Blaustein

                                  EXHIBIT INDEX

      EXHIBIT
      NUMBER                                           DESCRIPTION
      -------                                          -----------
        4.1                     Registrant's 1999 Stock Option Plan

        5.1                     Opinion of Hogan & Hartson L.L.P.

       23.1                     Consent of Deloitte & Touche LLP

       23.2                     Consent of Hogan &  Hartson  L.L.P. (contained in its opinion filed as Exhibit 5.1 hereto)

       24.1                     Power of Attorney is included in the Signatures section of this
                                Registration Statement

----------------------------